Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sempra (formerly Sempra Energy) of our report dated February 28, 2023, relating to the financial statements of Oncor Electric Delivery Holdings Company LLC appearing in Exhibit 99.1 of the Annual Report on Form 10-K of Sempra for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

May 26, 2023